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                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the registration statement on Form S-3 of AT&T Corp. of our report, dated February 29, 2000, relating to the combined balance sheets of Liberty Media Group (New Liberty or Successor) as of December 31, 1999, and of Liberty Media Group (Old Liberty or Predecessor) as of December 31, 1998, and the related combined statements of operations and comprehensive earnings, combined equity and cash flows for the period from March 1, 1999 to December 31, 1999 (Successor period) and from January 1, 1999 to February 28, 1999 and for each of the years in the two-year period ended December 31,1998 (Predecessor periods),which report appears as an exhibit to the AT&T Corp. 1999 Annual Report on Form 10-K, dated March 27, 2000, and to the reference to our firm under the heading "Experts" in the registration statement.


                                          /s/ KPMG LLP

                                          KPMG LLP

Denver, Colorado

March 27, 2000